UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2026

Hawkeye Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56332	83-0799093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6605 Abercorn, Suite 204 Savannah, GA	31405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (912) 253-0375

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 1.01 Entry Into a Material Definitive Agreement.

Convertible Promissory Note and Note Purchase Agreement

On April 1, 2026, Hawkeye Systems, Inc. (the “Company”) issued an non-interest bearing Convertible Promissory Note to Hawkeye Holdco LLC (“HH”) with an original principal amount of $2,767,756 (the “Convertible Promissory Note”) in exchange for a note that had been previously issued by the Company to Steve Hall (“Hall”) and that Hall had sold to HH (the “Existing Hall Note”). The Convertible Promissory Note has a maturity date of 24 months from its date of issuance and was issued pursuant to a Note Purchase Agreement (the “Note Purchase Agreement”), dated as of April 1, 2026, among the Company, Hall, and HH. Under the Note Purchase Agreement, the Existing Hall Note was amended and restated in the form of the Convertible Promissory Note. The Note Purchase Agreement contains customary representations, warranties, covenants, conditions and indemnification obligations of the parties.

Under the Convertible Promissory Note, HH may convert all or a portion of the outstanding principal amount of the Convertible Promissory Note into shares (the “Conversion Shares”) of Company common stock, par value $0.0001 per share (“Common Stock”) at any time before the outstanding principal amount of the Convertible Promissory Note is paid in full. The number of shares of Common Stock issuable upon conversion of the Convertible Promissory Note will be determined by dividing the principal amount to be converted by the conversion price in effect on the conversion date (the “Conversion Price”). The initial Conversion Price as of the Convertible Promissory Note’s date of issuance was $0.12, which Conversion Price is subject to adjustment in the event of dividends or distributions made with respect to the Common Stock and stock splits, reverse stock splits or other subdivisions or combinations of the Common Stock. Additionally, the Conversion Price will be adjusted in connection with any issuances by the Company of Common Stock or securities convertible or exchangeable into Common Stock at a purchase, exercise or conversion price that is lower than the Conversion Price, in which case the Conversion Price will be adjusted to be equal to such lower price. The Convertible Promissory Note (and/or, to the extent the Convertible Promissory Note has been converted, the Conversion Shares issued upon conversion) may be repurchased by Hall from HH if (A) on the two year anniversary of issuance, the Company has not received at least an aggregate of $1.0 million in gross proceeds from the sale of equity securities or securities convertible into equity securities (a “Subsequent Financing”), or (B) the OTC Market Group Inc. places a “caveat emptor” designation on the Company’s publicly traded securities, in each case subject to a 30 day cure period. The repurchase right will terminate on the earlier to occur of (A) the consummation of a Subsequent Financing, or (B) if such right is not exercised within 15 days of an applicable triggering event.

The foregoing descriptions of the Convertible Promissory Note and the Note Purchase Agreement are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibit 4.1 and Exhibit 10.1, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in the Note Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Series A Preferred Stock Subscription Agreement and Certificate of Designation

On April 1, 2026, the Company and Hall entered into a Subscription Agreement, pursuant to which Hall purchased 2,000 shares of Preferred Stock (as defined below) for an aggregate purchase price of $200,000 (the “Subscription Agreement”). On April 1, 2026, the Company filed with the Secretary of State for the State of Nevada a Certificate of Designation of Series A Convertible Preferred Stock of the Company (the “Certificate of Designation”), which designated of a series of preferred stock as the Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

Pursuant to the Certificate of Designation, shares of Preferred Stock may be convertible into shares of Common Stock at any time following the issuance of the Preferred Stock at the option of the holder.

If an optional conversion has not occurred, then on the earliest to occur of (A) the 12 month anniversary of the date of issuance, (B) the date on which the Company first completes an offering of equity or debt securities for the primary purpose of raising capital with aggregate gross proceeds equal to or greater than $1,500,000, and (C) the Market Capitalization (as such term is defined in the Certificate of Designation) of the Company exceeds $50,000,000 for any 20 out of 30 consecutive trading days, then all of the then-outstanding shares of Preferred Stock will automatically be converted into shares of Common Stock. The conversion rate for the Preferred Stock provides that, if all 2,000 shares of Preferred Stock are converted, the holder will receive a number of shares of Common Stock equal to 7% of the fully diluted shares of Common Stock outstanding immediately after giving effect to such conversion, subject to certain adjustments as set forth in the Certificate of Designation, which percentage will be reduced proportionally in the event that a portion of the 2,000 shares of Preferred Stock are converted.

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The foregoing descriptions of the Certificate of Designation and the Subscription Agreement are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibit 3.1 and Exhibit 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in the Subscription Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Investor Rights Agreement

On April 1, 2026, the Company, Hall, and HH entered into an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which the Company agreed to file a registration statement registering the resale of all shares of Common Stock held by HH and shares of Common Stock issuable upon the exercise or conversion of securities held by HH (the “Registrable Securities”). The Company agreed to file a registration statement within 30 days following a request by HH and to use its reasonable best efforts to cause the registration statement to be declared effective within 75 days. The Investor Rights Agreement also grants certain piggyback registration rights to HH.

Additionally, the Investor Rights Agreement requires that the Company increase the size of its Board of Directors (the “Board”) from one to five members, to appoint four individuals to the Board as designated by HH, and to nominate and recommend such designees for election to the Board at future meetings of the Company’s stockholders. The Company expects to file a Schedule 14f-1 with respect to such director designees, and the designees’ appointment will not become effective until the tenth day following the filing and transmission of the Schedule 14f-1.

The foregoing description of the Investor Rights Agreement is qualified in its entirety by reference to the full text of such document, a copy of which is attached hereto as Exhibit 10.3, and which is incorporated herein in its entirety by reference.

Settlement Agreement

On April 1, 2026, the Company and Eagle Equities LLC (“Eagle”) entered into a Settlement Agreement and Release (the “Settlement Agreement”). Pursuant to the Settlement Agreement, the Company agreed to pay Eagle $44,000 and issue 500,000 shares of Common Stock as consideration for mutual general release of claims, including those arising from a loan payable by the Company to Eagle and certain other matters described in the Settlement Agreement.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of such document, a copy of which is attached hereto as Exhibit 10.4, and which is incorporated herein in its entirety by reference.

Option Cancellation Agreements

Effective April 1, 2026, the Company entered into Stock Option Cancellation Agreements (collectively, the “Cancellation Agreements”) with holders (the “Holders”) of stock options to purchase, in the aggregate, 177,600 shares of Common Stock (the “Options”). Pursuant to the Cancellation Agreements, each Holder agreed to surrender and cancel all Options held by such Holder for aggregate consideration for each Holder of $1.00.

The foregoing description of the Cancellation Agreements is qualified in its entirety by reference to the full text of the Cancellation Agreements, the form of which is attached hereto as Exhibit 10.5, and which is incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

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Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 above is incorporated by reference into this Item 3.02. The Convertible Promissory Note, the shares of Preferred Stock, and the shares of Common Stock issuable upon conversion of the Convertible Promissory Note and the shares of Preferred Stock were and will be offered and issued in reliance upon exemptions from registration provided by Section 4(a)(2) under the Securities Act and corresponding provisions of state securities laws.  Accordingly, none of the securities issued and to be issued related to the transactions included in Item 1.01, were or will be registered under the Securities Act as of their respective dates of issuance, and until registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

Item 5.01 Changes in Control of Registrant.

Pursuant to the Note Purchase Agreement, on April 1, 2026, and as described in Item 1.01 above, HH purchased the Existing Hall Note from Hall and the Company agreed to amend and restate the Existing Hall Note as the Convertible Promissory Note.

The Company and Hall entered into the Investor Rights Agreement as a condition to closing under the Note Purchase Agreement. As described in Item 1.01 above, the Investor Rights Agreement requires that the Company increase the size of the Board from one member to five members and appoint four directors designated by HH to fill the resulting vacancies. On March 31, 2026, the Board increased the Company’s authorized number of directors from one to five, creating four vacancies. The Board also approved the appointment of Martin Sumichrast, Sim Farar, Nathan Bradley Fleisher, and Ralph Olson (collectively the “14F Directors”) to become directors and fill the resulting vacancies, which appointment shall become effective ten days after the filing and transmission of the Company’s Schedule 14f-1, to be filed in connection with the transactions described in Item 1.01.

Based on 10,306,772 shares of Common Stock outstanding on the date of this Current Report on Form 8-K, following the conversion of the Convertible Promissory Note in full but assuming no conversion of the Preferred Stock, HH would own approximately 69% of the Company’s outstanding shares of Common Stock. HH acquired the Existing Hall Note for $200,000, the source of which funds was working capital of HH. Except for the appointment of the 14F Directors pursuant to the Investor Rights Agreement, there are no arrangements or understandings among HH and any other stockholders of the Company with respect to the election of directors or other matters.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in Items 1.01 and 5.01 above is incorporated by reference into this Item 5.02.

Resignation of Officer

Effective April 1, 2026, Corby Marshall resigned as Chief Executive Officer, President, Chief Financial Officer, and Secretary of the Company. Mr. Marshall remains a member of the Board.

Appointment of Officers

Effective April 1, 2026, the Board approved the appointment of David Wachsman as President and Quinton Byron Hamlett as Chief Financial Officer.

Mr. Wachsman, age 42, has also served as the Founder and Chief Executive Officer of Wachsman LLC since September 2015. As the Chief Executive Officer of Wachsman LLC, Mr. Wachsman provides strategic advisory, communications, events management, production, and corporate development services globally. Wachsman LLC focuses on public relations and strategic consulting related to finance, technology, and digital assets. Mr. Wachsman leads over 100 employees globally and has managed tens of millions of dollars in revenue over the last decade. From February 2013 to September 2015, Mr. Wachsman was an Executive Director at Ericho Communications. During his tenure, Mr. Wachsman managed Ericho Communications’ day-to-day operations.

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Mr. Hamlett, age 43, is currently also serving as Chief Financial Officer of American Capital Partners, Inc. Since August 2021, Mr. Hamlett has also been the managing member of Q Byron Hamlett, MS, CPA, PLLC. Mr. Hamlett brings over seventeen years of public accounting experience working with multi-national private and public companies. Mr. Hamlett began his career with Grant Thornton LLP, an international accounting firm and later joined Deloitte Tax, LLP. At Deloitte Tax, LLP, Mr. Hamlett was a Tax Senior Manager from December 2017 to July 2021. In his role with these firms, he served as a trusted tax advisor with extensive experience in tax compliance and consulting with a primary focus on Accounting for Income Taxes under ASC 740 and IAS 12. He has served as a tax specialist and subject matter expert for financial statement audits. Mr. Hamlett graduated with a Master of Science with a major in Accounting from The University of North Carolina at Greensboro in 2006, and he also holds a Bachelor of Science in Business Administration with a concentration in Accounting from Averett University. In 2016, Mr. Hamlett graduated from the American Institute of Certified Public Accountants Leadership Academy. Mr. Hamlett is a Certified Public Accountant licensed in North Carolina and Virginia and a Chartered Global Management Accountant. He is a member of the American Institute of Certified Public Accountants and the North Carolina Association of Certified Public Accountants.

Except for the transactions and agreements described in Item 1.01 above, there are no arrangements or understandings between either of Messrs. Wachsman or Hamlett and any other persons pursuant to which Messrs. Wachsman or Hamlett were appointed as officers of the Company. In addition, there are no family relationships between either of Messrs. Wachsman or Hamlett and any director or executive officer of the Company, and there are no transactions involving either of Messrs. Wachsman or Hamlett requiring disclosure under Item 404(a) of Regulation S-K.

Conditional Appointment of Directors

On March 31, 2026, the Board approved the conditional appointment of Martin Sumichrast, Sim Farar, Nathan Bradley Fleisher, and Ralph Olson as 14F Directors, which appointment shall become effective ten days after the filing and transmission of an Information Statement on Schedule 14f-1 by the Company.

Mr. Sumichrast, age 59, has served as the Co-Founder and Chief Executive Officer of American Capital Partners, Inc. since January 2025. Mr. Sumichrast has also served as the Manager of Sunshine Advisors, LLC, a private holding company, since January 2023 to December 2024, and served as Manager of SFT1, LLC, a private investment company. Mr. Sumichrast has over 35 years of experience as an entrepreneur and strategic business advisor, having led and operated businesses across multiple industries and international markets. Previously, Mr. Sumichrast co-founded and served as Chairman, Chief Executive Officer, and President of cbdMD, Inc. (NYSE: YCBD) from April 2015 to June 2023. Under his leadership, cbdMD secured over $100 million in equity and debt financings, went public through an initial public offering (IPO) in November 2017, and completed the $135 million acquisition of the cbdMD brand in December 2018. During his tenure, cbdMD achieved a market capitalization of $400 million, was included in the Russell 3000 Index, generated over $250 million in aggregate sales, and employed over 200 individuals while serving more than one million customers. In addition, Mr. Sumichrast was the Co-founder, Chief Executive Officer, and a board member of Adara Acquisition Corp. from its inception through June 2022. Mr. Sumichrast led Adara’s $115 million IPO on the NYSE in February 2022. Adara successfully completed a $600 million acquisition of Alliance Entertainment in June 2023.

From 2013 to 2023, Mr. Sumichrast was the Managing Member of Stone Street Capital, a private equity firm based in Charlotte, North Carolina. He successfully guided the firm through the resolution of financial challenges arising from external fraudulent activity and ensured the return of significant assets to investors. Mr. Sumichrast is co-authoring a book about this life experience entitled Getting Sheared with 13x New York Times Best Selling Author Don Yeager and award-winning investigative journalist Jason Cole. Earlier in his career, Mr. Sumichrast founded and served as Chairman and Chief Executive Officer of Global Capital Partners, Inc. (NASDAQ: GCAP) from 1993 to 2002. He led the firm’s expansion from a startup into a global investment bank with over 500 employees, 27 international offices, and billions in assets under management. Mr. Sumichrast has also served as a Trustee and Chairman of the Nominating and Governance Committees of the Barings Global Short Duration High Yield Fund, Inc. (NYSE: BGH) and the Barings Capital Funds Trust, Inc. from 2012 to 2022. Beyond his business endeavors, Mr. Sumichrast has co-authored two books, Opportunities in Financial Careers and The New Complete Book of Home Buying, published by Dow Jones Irving Books.

The Company believes Mr. Sumichrast is qualified to serve on the Board because of his public company experience as an executive and board member and his extensive background in finance and capital formation.

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Mr. Farar, age 79, has been the managing member of JDF Investment Co, LLC, a privately held company specializing in corporate development, financing and merger transactions, since 1997. Mr. Farar served on the board of directors of cbdMD, Inc. (NYSE: YCBD) from 2021 to 2022 and previously served on the advisory boards of Verb Technology Company, Inc. (NASDAQ: VERB) and BioSig Technologies, Inc. (NASDAQ: BSGM). Since 2017, he has served on the U.S. Advisory Commission on Public Diplomacy (USACPD) and currently serves as its Chairman. In 2002, Los Angeles Mayor James Hahn appointed Mr. Farar to serve as a commissioner for the $12 billion Los Angeles Fire and Police Pension’s Trustee Fund. In 2001, he was appointed to the Woodrow Wilson Council, the private sector advisory board of the Woodrow Wilson International Center for Scholars in Washington, D.C. In 1999, he was appointed by President Clinton and confirmed by the U.S. Senate to serve as the United States Representative to the 54th General Assembly at the United Nations in New York City.

The Company believes Mr. Farar is qualified to serve on the Board because of his experience in finance, mergers and acquisitions and his public company governance background.

Mr. Olson, age 68, has served as the Co-Founder and President of American Capital Partners, Inc. since 2024. With over 35 years of experience in investment banking, structured finance, and strategic advisory, Mr. Olson has raised over $400 million for public and private companies. He has spearheaded financing and public market transitions for companies such as the House of Taylor, Inc. and China Fire & Safety, Inc., securing capital from institutional and private investors while managing broker-dealer relationships for secondary offerings. Mr. Olson is also the Chief Executive Officer of Ralph Olson LLC and has advised companies as a consultant since June 2017. Previously, Mr. Olson was the Senior Vice President at Global Capital Securities, Inc. from 1998 to 2002, where he led the firm’s expansion following a merger with Cohig & Associates, a Denver, Colorado based full-service investment banking and retail brokerage firm. During his tenure, he managed sales teams across 20 U.S. offices and 11 European locations, strengthening the firm’s position in investment banking. Prior to that, he served as Partner, Head of Sales, and Senior Vice President at Cohig & Associates from 1987 to 2002, where he played a key role in structuring and executing over $2 billion in public and private capital raises, including more than 80 public offerings. In addition to his extensive experience in finance and capital markets, Mr. Olson has served on multiple corporate boards, including Money Zone, Inc. from 1998 to 2002, and the Colorado Horse Park Board and served on its audit committee from 2009 to 2016.

The Company believes Mr. Olson is qualified to serve on the Board because of his experience in finance, public company governance as an executive and board member, and mergers and acquisitions.

Mr. Fleisher, age 60, previously served as the President of Driver on Demand LLC, from 2021 to 2026, serving over 45 major metropolitan areas in the United States and bringing years of executive experience. Mr. Fleisher previously also served as Chief Revenue Officer and Chief Operating Officer at Driver on Demand LLC, from 2019 to 2021 and 2018 to 2019 respectively. Beyond his role as an executive, Mr. Fleisher holds a juris doctorate degree from the University of Florida and has worked as a practicing attorney, and served as in-house counsel at RedCap Technologies, a software provider in the automotive industry, from 2016 to 2018. In addition, Mr. Fleisher also served on multiple corporate boards, including Boys Town from 2023 to 2025 and Exit Planning Exchange from 2010 to 2013.

The Company believes Mr. Fleisher is qualified to serve on the Board because of his legal and executive experience. He has extensive experience in different executive roles, including those of being on other boards of directors.

Except for the transactions and agreements described in Item 1.01 above, there are no arrangements or understandings between any of the 14F Directors and any other persons pursuant to which the 14F Directors were conditionally appointed as members of the Board. In addition, there are no transactions involving any of the 14F Directors requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 1.01 above is incorporated by reference into this Item 5.03.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Designation of Series A Convertible Preferred Stock filed April 1, 2026.
4.1*	Convertible Promissory Note dated April 1, 2026.
10.1*	Note Purchase Agreement, dated April 1, 2026, by and among Hawkeye Systems, Inc., Hawkeye Holdco LLC, and Steve Hall.
10.2*	Subscription Agreement, dated April 1, 2026, by and between Hawkeye Systems, Inc. and Steve Hall.
10.3*	Investor Rights Agreement, dated April 1, 2026, by and among Hawkeye Systems, Inc., Hawkeye Holdco LLC, and Steve Hall.
10.4	Settlement Agreement and Release, dated April 1, 2026, by and between Hawkeye Systems, Inc. and Eagle Equities, LLC.
10.5	Form of Option Cancellation Agreement, dated April 1, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKEYE SYSTEMS, INC.

Date: April 6, 2026	By:	/s/ David Wachsman
	Name:	David Wachsman
	Title:	President

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